News Release From Nuance Communications

Final Draft — For Review Only
Contacts:

For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com
Nuance Announces Second Fiscal Quarter 2007 Results
Strong Performance across Speech Markets
Drives Robust Revenue, Earnings and Record Cash Flows
BURLINGTON, Mass., May 8, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the second fiscal quarter ended March 31, 2007.
Nuance reported revenues of $132.1 million in the quarter ended March 31, 2007, an 84 percent increase over revenues of $71.7 million in the quarter ended March 31, 2006. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of $134.6 million which includes $2.5 million in revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation. Using the non-GAAP measure, revenues grew 88 percent over the same quarter last year.
On a GAAP basis, Nuance recognized a net loss of $1.7 million, or $(0.01) per share, in the quarter ended March 31, 2007, compared with a net loss of $1.4 million, or $(0.01) per share, in the quarter ended March 31, 2006. Using a non-GAAP measure, Nuance reported non-GAAP net income of $23.4 million, or $0.12 per diluted share, for the period ending March 31, 2007, compared to non-GAAP net income of $10.3 million, or $0.06 per diluted share, in the quarter ended March 31, 2006.
The non-GAAP revenue amount includes revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation. The non-GAAP net income amount excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance’s second quarter results reflect a continuation of the trends we observed in recent quarters including strong revenue growth across our diverse speech markets, earnings growth enabled by synergies and budgetary discipline, and a record quarter in cash flows from operations,” said Paul Ricci, chairman and CEO. “The Company experienced solid growth in each of its business lines and, in particular, enjoyed robust growth in healthcare and embedded speech.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Enterprise Speech — Network enterprise speech revenues were up sequentially and year-over-year owing to demand across a breadth of industries including telecommunications, retail, utilities, government, insurance and financial services. Significant agreements for both new customers and expanded deployments included BT, Hertz Ireland, MetLife, Sears, the Social Security Administration, Telefonica Spain, Unicredito Italy and Vodafone. Nuance’s continued move from providing enabling technology to full customer care solutions was rewarded with accelerating demand for its natural language, call steering solutions and Nuance Consumer Insight, an analytics solution that allows greater understanding of automated interactions.
•	Healthcare Dictation and Transcription — Dictaphone healthcare revenues in the quarter remained strong as the demand for dictation and transcription solutions within hospitals and healthcare facilities continued to grow. The Company sustained strong demand and revenue growth for its iChart hosted transcription services, signing several multi-million dollar, extended-term contracts in the quarter.
•	Embedded Speech — Nuance embedded speech revenues were at record levels for the quarter. Performance owed to accelerated royalties and strategic relationships with manufacturers including Ford, Mercedes, Nokia and Toyota. In addition to robust performance in handsets and automotive, Nuance witnessed strong demand within the markets for personal navigation devices.
•	Voice Search and Communications — Nuance continued to expand its offerings and initiatives in the rapidly moving voice search and mobile communications markets. Through relationships with RIM, Palm, Rogers Wireless and Sprint and new offerings for MP3 search, business category search and ad-supported services, Nuance search and communications has begun to meaningfully contribute to results and expand the Company’s presence with world’s leading content, search and mobile providers.
•	PDF and Imaging Solutions — Nuance delivered a strong quarter for its imaging solutions with revenues up sequentially and year-over-year. The Company benefited from new and expanded enterprise agreements for its PDF solutions with HP, The Hartford and Sprint and surpassed the milestone of one million users for its PDF Converter products.
•	Operational Achievement — Synergies from prior acquisitions and continued budgetary discipline translated into operating leverage and enhanced earnings in the quarter. In addition, Nuance generated record cash flows from operations of approximately $35 million, compared with $26 million in the first fiscal quarter of 2007 and $15 million in the second fiscal quarter of 2006.
•	Strategic Acquisitions — The Company announced the acquisition of BeVocal and Focus Infomatics, adding experienced teams and proven solutions to enhance Nuance’s growing stream of hosted, subscription- and transaction-based revenues. The companies present compelling opportunities for Nuance with respect to their technical and operational capabilities, respective growth trajectories and financial returns afforded shareholders.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (866) 254-5941 or (612) 288-0340 five minutes prior to the call and referencing conference code 872428. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 872428.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, Dragon, iChart, and NaturallySpeaking, are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, demand for the Nuance’s iChart managed transcription services, opportunities provided by the acquisitions of BeVocal and Focus and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended December 31, 2006. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the independent review of our fiscal Q2 2007 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarters ended March 31, 2006 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisition of Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006

Product and licensing	$70,324	$48,553	$146,064	$101,736
Professional services, subscription and hosting	32,842	15,405	60,807	29,971
Maintenance and support	28,896	7,770	58,612	15,573

Total revenue	132,062	71,728	265,483	147,280

Costs and expenses:
Cost of product and licensing	12,075	4,755	22,287	9,737
Cost of professional services, subscription and hosting	22,567	11,343	43,120	22,134
Cost of maintenance and support	6,560	1,648	13,538	3,537
Cost of revenue from amortization of intangible assets	2,956	2,476	5,842	4,951

Total costs of revenue	44,158	20,222	84,787	40,359

Gross Margin	87,904	51,506	180,696	106,921

Research and development	17,575	12,902	34,087	25,059
Selling and marketing	41,861	25,351	85,721	53,684
General and administrative	17,540	10,906	32,925	25,553
Amortization of other intangible assets	5,116	1,984	10,266	3,984
Restructuring and other charges	—	(1,300)	—	(1,300)

Total operating expenses	82,092	49,843	162,999	106,980

Income (loss) from operations	5,812	1,663	17,697	(59)

Other income (expense), net	(6,506)	(987)	(13,305)	(1,185)

Income (loss) before income taxes	(694)	676	4,392	(1,244)

Provision for income taxes	1,037	2,056	7,356	4,356

Loss before cumulative effect of accounting change	(1,731)	(1,380)	(2,964)	(5,600)

Cumulative effect of accounting change	—	—	—	(672)

Net Loss	(1,731)	(1,380)	(2,964)	(6,272)

Net Loss per share: basic & fully diluted	$(0.01)	$(0.01)	$(0.02)	$(0.04)

Weighted average common shares outstanding:
Basic	171,747	163,407	170,501	159,859
Fully Diluted	171,747	163,407	170,501	159,859

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

	March 31, 2007	September 30, 2006

Assets

Current assets:
Cash and cash equivalents	$89,204	$112,334
Accounts receivable, net	122,723	130,526
Inventories, net	8,352	6,795
Prepaid expenses and other current assets	14,589	13,245
Deferred tax assets	391	421

Total current assets	235,259	263,321

Goodwill	750,457	699,333
Other intangible assets, net	230,490	220,040
Land, building and equipment, net	31,755	30,700
Other assets	26,196	21,680

Total assets	$1,274,157	$1,235,074

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and obligations under capital leases	$4,310	$3,953
Accounts payable and accrued expenses	90,114	80,442
Deferred revenue	96,539	93,589
Other short term liabilities	13,582	34,064

Total current liabilities	204,545	212,048

Deferred revenue, net of current portion	11,562	9,800
Long term debt and obligations under capital leases, net of current portion	348,703	349,990
Other long term liabilities	94,033	86,640

Total liabilities	658,843	658,478

Stockholders’ equity	615,314	576,596

Total liabilities and stockholders’ equity	$1,274,157	$1,235,074

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006

GAAP total revenue	$132,062	$71,728	$265,483	$147,280
Purchase accounting adjustment — Dictaphone revenue	2,545	—	4,041	—

Total Non-GAAP revenue	$134,607	$71,728	$269,524	$147,280

GAAP net loss	$(1,731)	$(1,380)	$(2,964)	$(6,272)
Cost of revenue from amortization of intangible assets	2,956	2,476	5,842	4,951
Amortization of other intangible assets	5,116	1,984	10,266	3,984
Non-cash stock based compensation (1)	12,364	5,230	20,954	9,643
Non-cash interest expense	922	840	1,985	1,700
Restructuring and other charges	—	(1,300)	—	(1,300)
Non-cash taxes	(182)	1,350	4,795	2,806
Purchase accounting adjustment — Dictaphone cost of revenue (3)	(280)	—	(597)	—
Purchase accounting adjustment — Dictaphone revenue (3)	2,545	—	4,041	—
Acquisition related transition and integration costs (2)	1,704	1,076	3,725	6,135

Non-GAAP net income	$23,414	$10,276	$48,047	$21,647

Non-GAAP net income diluted:	$0.12	$0.06	$0.25	$0.12

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	171,747	163,407	170,501	159,859

Fully Diluted	190,745	180,507	188,285	175,781

	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006
(1) Non-cash stock based compensation
Cost of product and licensing	$7	$27	$12	$48
Cost of maintenance and support	279	64	467	112
Cost of professional services, subscription and hosting	906	419	1,450	709
Research and development	1,819	1,208	3,026	2,060
Selling and marketing	4,853	1,644	8,302	2,755
General and administrative	4,500	1,868	7,697	3,287
Cumulative effect of accounting change	—	—	—	672

Total	$12,364	$5,230	$20,954	$9,643

(2) Acquisition related transition and integration costs
Cost of product and licensing	$5	$—	$23	$—
Cost of maintenance and support	120	—	425	115
Cost of professional services, subscription and hosting	116	—	345	131
Research and development	108	—	477	124
Selling and marketing	406	—	896	394
General and administrative	949	1,076	1,559	5,371

Total	$1,704	$1,076	$3,725	$6,135

(3)Purchase accounting adjustment
Revenue	$2,545	$—	$4,041	$—
Cost of product and licensing	(280)	—	(597)	—

Total	$2,265	$—	$3,444	$—